Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE MAKER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

STRATIM CLOUD ACQUISITION CORP.

PROMISSORY NOTE

Maximum Principal Amount: $250,000	Dated as of June 6, 2023

Stratim Cloud Acquisition Corp., a Delaware corporation (“Maker”), promises to pay to Stratim Cloud Acquisition, LLC, a Delaware limited liability company (“Payee”), or order, the principal sum of two hundred fifty thousand U.S. Dollars (U.S.$ 250,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All cash payments on this Note shall be made by check or wire transfer of immediately available funds to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. All unpaid principal and interest under this Note shall be due and payable in full on the date by which Maker completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Maker and one or more businesses (an “initial Business Combination”) pursuant to its Amended and Restated Certificate of Incorporation (as it may be amended from time to time) (the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding principal and accrued but unpaid interest under this Note may be prepaid at any time by Maker, at its election and without penalty. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Drawdowns. Maker and Payee agree that Maker may request, from time to time, up to the Maximum Principal Amount in draw downs, in the aggregate, under this Note to be used for funding Maker’s working capital. The principal of this Note may be drawn down from time to time prior to the Maturity Date upon request from Maker to Payee (each, a “Drawdown Request”). Payee shall have the right to refuse any Drawdown Request for any reason or to fund each Drawdown Request within three (3) business days after receipt of a Drawdown Request. Maker shall also be responsible for reimbursing any transfer fees or expenses for each drawdown request on the Maturity Date.

3. Interest. Interest shall accrue under this Note on any unpaid principal balance at the rate of 10% per annum, computed at a daily rate of 0.0278%. Interest shall be due and payable on the Maturity Date.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, then to any accrued but unpaid interest, and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount and accrued but unpaid interest due pursuant to this Note on the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, all accrued but unpaid interest, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or Section 5(c), the unpaid principal balance of this Note, all accrued but unpaid interest, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so delivered or transmitted shall be deemed to have been given on the day of delivery.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which proceeds of Maker’s initial public offering (including any deferred underwriters discounts and commissions) and proceeds of the sale of the Private Placement Warrants were deposited, as described in greater detail in the registration statement on Form S-1 (File No. 333-253174) filed by Maker with the U.S. Securities and Exchange Commission, that was declared effective on March 11, 2021, and the related prospectus, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14. Assignment; Successors and Assigns. No assignment or transfer of this Note or any rights or obligations hereunder may be made by either party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void. This Note shall be binding upon and benefit the permitted successors and permitted assigns of a party hereto.

15. Acknowledgment. Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Payee understands that the acquisition of this Note involves substantial risk. Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature page follows.]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

STRATIM CLOUD ACQUISITION CORP.

By:	/s/ Sreekanth Ravi
Name:	Sreekanth Ravi
Title:	Chief Executive Officer

Acknowledged and agreed as of the day and year first above written.

STRATIM CLOUD ACQUISITION, LLC

By:	/s/ Sreekanth Ravi
Name:	Sreekanth Ravi
Title:	Member